Exhibit 10.35

HOTH THERAPEUTICS, INC.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT

Hoth Therapeutics, Inc. (the “Company”) hereby awards a Restricted Stock Grant (the “Restricted Stock”) to the Participant named below. The terms and conditions of the Restricted Stock Grant are set forth in this cover sheet and the attached Restricted Stock Grant Agreement and in the Company’s 2018 Equity Incentive Plan (the “Plan”). This cover sheet is incorporated into and a part of the attached Restricted Stock Grant Agreement (together, the “Agreement”).

Date of Award: ____________________________

Name of Participant: ____________________________

Number of Shares of Restricted Stock Awarded: ____________________________

Amount Paid by Participant for the Shares of Restricted Stock Awarded: $ _______________

Fair Market Value of a Share on Date of Award: $_______________

Vesting Calculation Date: __________________

Vesting Schedule: [TAILOR BELOW VESTING AS DESIRED AND DETERMINE WHETHER OR NOT ACCELERATED VESTING WILL BE PROVIDED IN ANY CIRCUMSTANCES]

As long as you render continuous Service to the Company (or its Parent, Subsidiary or Affiliate), you will become incrementally vested as to 25% of the total number of Shares of Restricted Stock awarded (rounded down to the nearest whole number), as shown above on the cover sheet, on each of the first four anniversaries of the Vesting Calculation Date. In the event that your Service ceases prior to the fourth (4th) anniversary of the Vesting Calculation Date, you will forfeit to the Company without consideration (except for any amount paid by you to the Company for the unvested Shares) all of the unvested Shares subject to this Award.

By signing this cover sheet, you agree to all terms and conditions described in the attached Restricted Stock Grant Agreement and in the Plan. You specifically acknowledge that you have carefully read the section entitled “Code Section 83(b) Election” and you further acknowledge that you are solely responsible for filing any Code Section 83(b) election, and that such election must be filed within thirty (30) days after the Date of Award in order to be effective. You are also acknowledging receipt of this Agreement and a copy of the Plan and the Plan’s prospectus.

Company:		Participant:

By:
Its:	Chief Executive Officer

Attachments

HOTH THERAPEUTICS, INC.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by this reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement, the attached Exhibits and the Plan constitute the entire understanding between you and the Company regarding this Award of Restricted Stock. Any prior agreements, commitments or negotiations are superseded.

Award of Restricted Stock	The Company awards you the number of shares of Restricted Stock shown on the cover sheet of this Agreement. The Award is subject to the terms and conditions of this Agreement and the Plan. This Award is not intended to constitute a nonqualified deferred compensation plan within the meaning of section 409A of the Code and will be interpreted accordingly.

Vesting	This Award will vest according to the Vesting Schedule on the attached cover sheet.

Escrow

The Company shall issue the Shares of Restricted Stock either (i) in certificate form or (ii) in book entry form, registered in the name of Participant, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to the Award. Any certificate(s) for the Restricted Stock shall be deposited in escrow with the Secretary of the Company (or his/her designee) to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. Any deposited certificates shall remain in escrow until such time as the certificates are to be released or otherwise surrendered for cancellation as discussed below.

All dividends whether in cash or in stock, if any, on the Restricted Stock shall also be held in escrow and subject to the same vesting terms and conditions as the Restricted Stock and such dividends shall only be paid to Participant upon vesting of the underlying Shares of Restricted Stock.

If and when your interest in the Restricted Stock vests, the Company shall, as applicable, either remove the notations on any such Shares of Restricted Stock issued in book entry form or deliver to Participant a stock certificate representing a number of Shares, equal to the number of Shares of Restricted Stock with respect to which have become vested; provided, however, that the minimum number of Shares released to you in any individual release of Shares must be for at least one hundred (100) Shares (unless the release represents your final release of Shares from escrow).

Upon termination of your Service for any reason prior to vesting and in which no vesting is provided upon such termination, any unvested Restricted Stock subject to this Agreement shall be immediately surrendered to the Company.

No Assignment	The Shares subject to this Award shall not be sold, anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. However, this shall not preclude a transfer of vested Shares by will or by the laws of descent and distribution. In addition, pursuant to Company procedures, you may designate a beneficiary who will receive any outstanding vested Shares in the event of your death. Regardless of any marital property settlement agreement, the Company is not obligated to recognize your spouse’s interest in your Award in any way.

Code Section 83(b) Election	You represent and warrant that you understand the Federal, state and local income tax consequences of the granting of this Restricted Stock. Under Section 83 of the Code, the Fair Market Value of the Restricted Stock on the date any forfeiture restrictions applicable to such Restricted Stock lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include surrender to the Company of unvested Restricted Stock as described above. You may voluntarily elect to be taxed at the time the Restricted Stock is acquired to the extent that the Fair Market Value of the Restricted Stock exceeds the amount of consideration paid by you (if any) for such Restricted Stock at that time rather than when such Restricted Stock ceases to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Date of Award. A form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you as the forfeiture restrictions lapse. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. MOREOVER, YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A CODE SECTION 83(b) ELECTION.

Leaves of Absence

For purposes of this Agreement, while you are a common-law employee, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company (or its Parent, Subsidiary or Affiliate) in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Award), and when your Service terminates for all purposes under the Plan.

Voting and Other Rights	Subject to the terms of this Agreement, you shall have all the rights and privileges of a stockholder of the Company while the Restricted Stock is held in escrow, including the right to vote and to receive dividends (if any).

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of outstanding Shares covered by this Award may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. This Award shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Taxes and Withholding

You will be solely responsible for payment of any and all applicable taxes associated with this Award.

The delivery to you of any Shares will not be permitted unless and until you have satisfied any withholding or other taxes that may be due. Any such tax withholding obligations may be settled in the discretion of the Committee by the Company withholding and retaining a portion of the Shares from the Shares that would otherwise be deliverable to you as of the vesting date and/or by Shares which have already been owned by you for more than six (6) months and which are surrendered to the Company. Such withheld or surrendered Shares will be applied to pay the withholding obligation by using the aggregate Fair Market Value of the withheld or surrendered Shares as of the date of vesting. If Shares are withheld, then you will be delivered the net amount of vested Shares after the Share withholding has been effected and you will not receive the withheld Shares.

Restrictions on Issuance and Resale

The Company will not issue any Shares if the issuance of such Shares at that time would violate any law or regulation.

By signing this Agreement, you agree not to sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Award (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the exercise or disposition of Shares. The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided, however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose a Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Award in order to ensure compliance with the foregoing.

If the sale of Shares acquired under this Award is not registered under the Securities Act, but an exemption is available which requires an investment representation or other representation and warranty, you shall represent and agree that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations and warranties as are deemed necessary or appropriate by the Company and its counsel.

Legends

All certificates representing the Shares issued under this Award may, where applicable, have endorsed thereon the following legends and any other legends the Company determines appropriate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

No Retention Rights

Your Award or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

This Award and the Shares subject to the Award are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

Notice

Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at such address of which you advise the Company in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Nevada without reference to the conflicts of law provisions thereof.

Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.

No Rights to Future Awards	Your rights, if any, in respect of or in connection with this Award or any other Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Award, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole discretion of the Committee.

Future Value	The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value after the Date of Award, the Award could have little or no value.

No Advice Regarding Award	The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

No Right to Damages	You will have no right to bring a claim or to receive damages if any portion of the Award is cancelled or expires. The loss of existing or potential profit in the Award will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Parent or a Subsidiary or an Affiliate to you.

Data Privacy	You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan.

Consent to Receive Notices by Electronic Transmission

As a stockholder in the Company, you hereby consent to the delivery of stockholder notices by electronic transmission for all purposes and to the fullest extent permitted by law, including the fullest extent set forth in Section 78.370 of the Nevada Revised Statutes of the State of Nevada (the “NRS”). That notices by electronic transmission shall be delivered to you as follows: (1) If by electronic mail, such notices shall be sent to the electronic mail address set forth below your signature or to such other electronic mail address as shall be designated by you in a written notice sent to: Hoth Therapeutics, Inc., 1 Rockefeller Plaza, Suite 1039, New York, NY 10020, Attention: Secretary (2) If by posting on an electronic network, such notices shall be posted for at least five (5) business days on the Company’s web site and you shall be notified of such posting at least three (3) business days’ in advance either (i) by electronic mail complying as to delivery with the terms of paragraph 1 above or (ii) by written notice to you at the address set forth in the Company’s records.

This consent applies to any and all notices required to be given to you for any purpose, including under the NRS and/or if applicable, the Company’s articles of incorporation, bylaws or otherwise. All notices sent by electronic mail will be considered given and received as of and on the date of electronic transmission thereof.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan. Any inconsistency between this Agreement and the Plan shall be resolved by reference to the Plan.

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Grant Agreement dated as of [                     ], the undersigned hereby sells, assigns and transfers unto [            ] shares of the Common Stock of Hoth Therapeutics, Inc., a Nevada corporation, standing in the undersigned’s name on the books of said corporation represented by certificate No. ____________, herewith, and does hereby irrevocably constitute and appoint _____________ attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated: [Month] [Day], 20__

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

TAXPAYER’S NAME: _____________________________________________

TAXPAYER’S SOCIAL SECURITY NUMBER: __________________________

ADDRESS: ______________________________________________________

TAXABLE YEAR: Calendar Year 20__

2.	The property which is the subject of this election is __________ shares of common stock of Hoth Therapeutics, Inc.

3.	The property was transferred to the undersigned on [DATE].

4.	The property is subject to the following restrictions: [Describe restrictions.]

5.	The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $_______ per share x ________ shares = $___________.

6.	For the property transferred, the undersigned paid $______ per share x _________ shares = $______________.

7.	The amount to include in gross income is $______________. [The result of the amount reported in Item 5 minus the amount reported in Item 6.]

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than thirty (30) days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:
Taxpayer